Exhibit 99.1

Teranetics, Inc.
 Consolidated Financial Statements
September 30, 2010 and December 31, 2009

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
and Stockholders of
Teranetics, Inc.

We have audited the accompanying consolidated balance sheets of Teranetics, Inc. (the Company) as of September 30, 2010 and December 31, 2009, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the nine-month period ended September 30, 2010 and for the year ended December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Teranetics, Inc. as of September 30, 2010 and December 31, 2009, and the results of its consolidated operations and cash flows for the nine-month period ended September 30, 2010 and for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

On September 23, 2010, the Company signed a definitive merger agreement with PLX Technology (PLX).  The merger was completed on October 1, 2010.

/s/ Mohler, Nixon & Williams

MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
December 9, 2010

TERANETICS, INC.

Consolidated balance sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2010	2009

Assets

Cash and cash equivalents	$113	$6,571
Accounts receivable	442	404
Inventory	444	816
Prepaid expenses and other current assets	510	832

Total current assets	1,509	8,623

Property and equipment, net	673	870
Other assets	42	42

Total assets	$2,224	$9,535

Liabilities and stockholders’ equity (deficit)

Current portion of long-term debt, net of discount	$2,262	$2,212
Convertible promissory notes, current portion	8,728	-
Accounts payable	2,890	858
Accrued interest	1,204	182
Accrued liabilities	9,054	1,229
Deferred rent	146	130
Deferred revenue	500	500

Total current liabilities	24,784	5,111

Long-term debt, less current portion	-	688
Convertible promissory notes, net of current portion and discount	-	3,012

Total liabilities	24,784	8,811

Commitments (Note 8)

Stockholders’ equity (deficit):
Convertible preferred stock, $0.001 par value;
80,795,330 shares authorized: 35,509,539 and 51,725,531 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively
(aggregate liquidation preference of $62,868,000)	62,047	84,277
Common stock, $0.001 par value; 160,000,000 shares authorized:
26,321,522 and 3,495,495 shares issued and outstanding at
September 30, 2010 and December 31, 2009, respectively	27	3
Additional paid-in capital	32,565	2,244
Accumulated deficit	(117,199)	(85,800)

Total stockholders’ equity (deficit)	(22,560)	724

Total liabilities and stockholders’ equity (deficit)	$2,224	$9,535

See accompanying notes to consolidated financial statements.

TERANETICS, INC.

Consolidated statements of operations
(in thousands)

	Nine-month
	period ended	Year ended
	September 30,	December 31,
	2010	2009

Revenue	$2,638	$3,454
Cost of revenue	1,905	2,495

Gross profit	733	959

Operating expenses:
Research and development	17,931	14,039
Sales and marketing	871	1,022
General and administrative	6,393	2,606

Total operating expenses	25,195	17,667

Loss from operations	(24,462)	(16,708)

Interest and income	2	58
Interest and other expenses	(6,939)	(1,139)

Net loss	$(31,399)	$(17,789)

See accompanying notes to consolidated financial statements.

TERANETICS, INC.

Consolidated statements of cash flows
(in thousands)

	Nine-month
	period ended	Year ended
	September 30,	December 31,
	2010	2009

Cash flows from operating activities:
Net loss	$(31,399)	$(17,789)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	379	657
Stock-based compensation expense	135	274
Issuance of preferred stock warrants	40	523
Premium interest related to convertible promissory note (Note 3)	5,238	-
Non-cash interest	478	44
Changes in assets and liabilities:
Accounts receivable	(38)	(6)
Inventory	372	(816)
Prepaid expenses and other assets	322	1,124
Other assets	-	1
Accounts payable	2,032	(964)
Accrued interest	1,022	122
Accrued liabilities	7,825	577
Deferred revenue	-	(1,265)
Deferred rent	16	118

Net cash used by operating activities	(13,578)	(17,400)

Cash flows from investing activities:
Purchase of property and equipment	(182)	(486)
Proceeds from sale of short-term investments	-	10,745

Net cash provided (used) by investing activities	(182)	10,259

Cash flows from financing activities:
Proceeds from the sale of convertible preferred stock, net of issuance costs	7,938	6,581
Issuance of convertible promissory notes	1,000	3,491
Repayment of note payable	(1,638)	(2,000)
Proceeds from issuance of common stock, net	2	15

Net cash provided by financing activities	7,302	8,087

Net increase (decrease) in cash and cash equivalents	(6,458)	946

Cash and cash equivalents at beginning of period	6,571	5,625

Cash and cash equivalents at end of period	$113	$6,571

Supplemental disclosure of cash flow information:
Non-cash investing and financing items:
Beneficial conversion feature in conjunction with convertible promissory notes	$-	$523
Issuance of warrants in conjunction with convertible promissory notes	$-	$523

See accompanying notes to consolidated financial statements.

TERANETICS, INC.

Consolidated statements of stockholders' equity (deficit)
For the year ended December 31, 2009 and the nine-month period ended September 30, 2010
(in thousands, except share and per share amounts)

	Convertible				Additional		Total
	preferred stock		Common stock		paid-in	Accumulated	stockholders'
	Shares	Amount	Shares	Amount	capital	deficit	equity (deficit)

Balance at December 31, 2008	48,755,339	$77,696	3,344,391	$3	$909	$(68,011)	$10,597

Issuance of Series E convertible preferred stock, net of issuance costs of $174,000 at $2.2716 per share	2,970,192	6,581					6,581

Issuance of common stock upon exercise of employee stock options			101,625		14		14

Vesting of early exercised options			33,479		1		1

Issuance of common stock to consultants for services at various dates			16,000				-

Stock-based compensation from stock options grated to employees					274		274

Issuance of warrants in conjunction with convertible promissory note					523		523

Beneficial conversion features in conjunction with convertible promissory notes					523		523

Net loss						(17,789)	(17,789)

Balance at December 31, 2009	51,725,531	84,277	3,495,495	3	2,244	(85,800)	724

Issuance of Series F convertible preferred stock, net of issuance costs of $217,728 at $1.2332 per share	6,613,535	7,938					7,938

Issuance of common stock in conjunction with recapitalization transaction of the following convertible preferred stock:
Series A-1, Series B, Series C, Series D and Series E	(9,340,728)	(15,048)	9,340,728	9	15,039		-

Issuance of common stock in conjunction with recapitalization of
Series A convertible preferred stock	(8,050,001)	(8,050)	8,050,001	8	8,042		-

Issuance of common stock in conjunction with recapitalization of
Series A-1 convertible preferred stock	(5,438,798)	(7,070)	5,438,798	6	7,064		-

Stock-based compensation from stock options granted to employees					134		134

Issuance of common stock upon exercise of employee stock options			4,000	1	2		3

Repurchase of common stock			(7,500)		(1)		(1)

Issuance of warrants in conjunction promissory note					40		40

Stock-based compensation from stock options granted to nonemployees					1		1

Net loss						(31,399)	(31,399)

Balance at September 30, 2010	35,509,539	$62,047	26,321,522	$27	$32,565	$(117,199)	$(22,560)

See accompanying notes to consolidated financial statements.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Teranetics, Inc. (the Company) was incorporated in the state of Delaware on December 16, 2002. The Company is engaged in developing solutions in data networking infrastructure to reduce the cost and complexity of providing high-speed Ethernet networks.

In January 2007, the Company established two wholly-owned subsidiaries, Teranetics Semiconductor India Private Limited in Bangalore and TRNS, Inc. (TRNS), a Delaware Corporation.  Teranetics Semiconductor India Private Limited is primarily expected to be a research and development office and will be an integral extension of the parent company’s operations.  TRNS is primarily a holding company.

On September 23, 2010, the Company signed a definitive merger agreement with PLX Technology (PLX).  The merger was completed on October 1, 2010 (Note 9).

Principles of consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany transactions and balances have been eliminated.

Foreign currency translation - The functional currency of the Company’s foreign subsidiary is the U.S. dollar.  Foreign currency assets and liabilities are translated into the U.S. dollar at the end-of-period exchange rate.  Expenses are translated at average exchange rates in effect during each period.  Gains or losses from foreign currency transactions, which have not been significant, are included in net loss.

Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash equivalents - The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents.  As of September 30, 2010 and December 31, 2009, cash and cash equivalents consist of cash deposited with banks and money market funds.  The recorded carrying amount of cash equivalents approximates their fair value.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

Comprehensive loss - Generally accepted accounting principles establish standards for reporting and display in the consolidated financial statements of total consolidated net loss and the components of all other non-owner changes in equity, referred to as comprehensive loss.  Comprehensive loss for the period presented is the same as the consolidated net loss.

Certain significant risks and uncertainties - The Company operates in a dynamic industry, and accordingly, can be affected by a variety of factors.  For example, management of the Company believes that changes in any of the following areas could have a significant negative impact on the Company in terms of its future financial position, results of operations or cash flows:

•	Advances and trends in new technologies and industry standards
•	Changes in certain strategic relationships or customer relationships
•	Market acceptance of the Company’s products
•	Loss of significant customers
•	Litigation or other claims against the Company
•	The hiring, training and retention of key employees
•	New product introductions by competitors
•	Ability to maintain research and development investment

Concentrations of credit risk - Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents.  Cash and cash equivalents are deposited with federally insured commercial banks in the United States of America and the balances are in excess of federal insurance limits at September 30, 2010 and December 31, 2009.

At September 30, 2010, three customers accounted for approximately 41%, 39% and 19% of total accounts receivable.

During the nine-month period ended September 30, 2010 and the year ended December 31, 2009, purchases from two suppliers comprised approximately 45% and 34% of total purchases, respectively.  As of September 30, 2010, one vendor represented approximately 46% of total accounts payable.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

Property and equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization.  Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the related assets, which range from three to five years. Leasehold improvements and assets acquired under capital leases are amortized on a straight-line basis over the term of the lease, or the useful life of the assets, whichever is shorter.  Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized.  When assets are retired, or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in operations in the period realized.

Revenue recognition - The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, the product has been delivered, the price is fixed or determinable and collection is reasonably assured.  For most sales, the Company uses a binding purchase order and in certain cases uses a contractual agreement as evidence of an arrangement. Delivery is considered to have occurred upon shipments provided title and risk of loss have passed to the customer based on the shipping terms.  At the point of sale, the Company assesses whether the arrangement fee is fixed or determinable and whether collection is reasonably assured.  If one or both of these criteria are not met, revenue is deferred until both criteria are met.

Stock-based compensation - The Company uses the estimated grant date calculated value method of accounting for stock-based compensation.  The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years.

Impairment of long-lived assets - The Company evaluates the recoverability of its long-lived assets in accordance with generally accepted accounting principles which require recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.  No such losses have been recognized through September 30, 2010.

Research and development - Research and development costs are charged to operations as incurred.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

Income taxes - Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and net operating loss (NOL) and tax credit carryforwards.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

In 2009, the Company adopted a new accounting standard relevant to uncertain tax positions.  The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  A tax position is recognized when it is more-likely-than-not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes.  A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority.  The standard also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition.

New accounting pronouncements - In September 2009, the Financial Accounting Standards Board (FASB) issued authoritative guidance that applies to arrangements with multiple deliverables and provides another alternative for determining the selling price of deliverables.  In addition, the residual method of allocating arrangement consideration is no longer permitted under this guidance.  The guidance is effective for fiscal years beginning on or after June 15, 2010.  The Company is currently evaluating the potential impact, if any, of the adoption of this guidance on its consolidated financial statements.

In September 2009, the FASB issued authoritative guidance which removes non-software components of tangible products and certain software components of tangible products from the scope of existing software revenue guidance, resulting in the recognition of revenue similar to that for other tangible products.  It also requires expanded qualitative and quantitative disclosures.  The guidance is effective for fiscal years beginning on or after June 15, 2010.  The Company is currently evaluating the potential impact, if any, of the adoption of this guidance on its consolidated financial statements.

Reclassifications - Certain reclassifications were made to the 2009 consolidated financial statements to conform them to the 2010 consolidated financial statement presentation.

Subsequent events - The Company has evaluated subsequent events through December 9, 2010, which is the date the consolidated financial statements were available to be issued.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

NOTE 2 - SIGNIFICANT BALANCE SHEET COMPONENTS

Prepaid expenses and other current assets - Prepaid expenses and other current assets consisted of approximately the following (in thousands):

	September 30,	December 31,
	2010	2009
Deferred cost of goods sold	$150	$60
Prepaid software licenses	190	544
Other prepaid expense and other current assets	170	228

Total	$510	$832

Property and equipment - Property and equipment consisted of approximately the following (in thousands):

	September 30,	December 31,
	2010	2009
Computers and equipment and software	$2,493	$2,481
Furniture and fixtures	12	11
Leasehold improvements	197	197
Research and development equipment	955	786

	3,657	3,475

Less: accumulated depreciation and amortization	(2,984)	(2,605)

	$673	$870

Depreciation and amortization expense for the nine-month period ended September 30, 2010 and the year ended December 31, 2009 was approximately $379,000 and $657,000, respectively.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

Accrued liabilities - Accrued liabilities consisted of approximately the following (in thousands):

	September 30,	December 31,
	2010	2009
Employee-related compensation costs	$616	$362
Executive bonus compensation	1,425	-
Employee retention bonus	5,345	-
Other accrued liabilities	1,668	867

	$9,054	$1,229

NOTE 3 - FINANCING ARRANGEMENTS

In May 2007, the Company entered into a line of credit facility with a financial institution that provided for borrowings of up to $10,000,000 through the end of April 2009.  In April 2008, the Company drew down $4,900,000 on the facility.  As of September 30, 2010, $1,262,000 was still outstanding.  Interest is payable on outstanding borrowings at 10% per annum plus a one time end of term payment of 2.5% of the total amount drawn, which is being accrued over the term of the agreement.  The agreement calls for monthly interest only payments for the period from April 2008 through December 2008, with monthly principal and interest payments thereafter until the maturity date in April 2011.  Borrowings under this agreement were collateralized by substantially all assets of the Company.  Upon acquisition of the Company on October 1, 2010, the Company paid the note in full (Note 9).

The Company issued $3,491,000 of secured convertible three year notes in September 2009.  These notes accrue interest at an annual percentage rate of 12% payable at maturity in September 2012, unless earlier converted into preferred shares pursuant to a qualified financing of at least $10,000,000 prior to the expiration of the note.  In the event of liquidation, the Company has agreed to provide 2.5 times the principal value of the notes, plus interest, upon a change in control.  As of September 30, 2010, the Company recorded an additional $5,238,000 as interest expense related to the outstanding principal balance, plus an additional $945,000 as interest expense related to accrued interest.  As of December 31, 2009, the Company had recorded $122,000 of interest expense related to this outstanding note.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

In conjunction with the September 2009 convertible notes, the Company issued warrants to purchase 308,153 shares of a future series of convertible preferred stock if it raises an aggregate amount of $10,000,000 in subsequent issuance of convertible preferred stock and closes the financing prior to the maturity date.  These warrants are exercisable through September 2012 at a purchase price of $0.56 per share.  The allocated fair value of these warrants, determined using the Black-Scholes option pricing model, was approximately $523,000 as of December 31, 2009, which was recorded as a debt discount.  As of September 30, 2010 and December 31, 2009, approximately $478,000 and $44,000, respectively, was amortized to interest expense.  In addition, a beneficial conversion feature also resulted from the issuance of these warrants with a fair value of approximately $523,000 and was recognized as interest expense in 2009.  Upon acquisition of the Company on October 1, 2010, these warrants were extinguished unexercised (Note 9).

In September 2010, the Company entered into a $1,000,000 loan arrangement with PLX.  Interest is payable on outstanding borrowings at 0.46% per annum.  The principal of this note, plus interest accrued up to but not including the maturity date, will be due and payable in full, on the date of maturity that is earlier of:  (a) the date on which the Company completes a transaction (or last in a series of transactions) constituting a capital raise or (b) March 31, 2011.

NOTE 4 - CONVERTIBLE PREFERRED STOCK

Convertible preferred stock (preferred stock) as of September 30, 2010 consisted of the following (in thousands):

		Shares		Proceeds net
	Shares	issued and	Liquidation	of issuance
	authorized	outstanding	amount	costs
Series A and A-2	8,200	150	$150	$150
Series A-1 and A-3	7,692	476	620	462
Series B and B-1	10,303	6,100	8,881	8,815
Series C and C-1	12,000	9,701	16,728	16,639
Series D and D-1	15,900	9,848	22,371	22,255
Series E and E-1	7,500	2,621	5,962	5,788
Series F	19,200	6,613	8,156	7,938

	80,795	35,509	$62,868	$62,047

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

The holders of preferred stock have various rights and preferences as follows:

Dividends - The holders of Series F shall be entitled to receive noncumulative dividends when and if declared by the Board of Directors, prior and in preference to any payment of any dividend on any series of the preferred stock, common stock or any other class of stock, at a rate of $0.0987 per share.  After payment or setting aside of payment for the payment of dividends for Series F, the holders of Series E and Series E-1 shall be entitled to receive noncumulative dividends when and if declared by the Board of Directors, prior and in preference to any payment of any dividend on the any series of the preferred stock, common stock or any other class of stock, at a rate of $0.1817 per share.  After payment or setting aside of payment for the payment of dividends for Series E, the holders of Series D and Series D-1 shall be entitled to receive noncumulative dividends when and if declared by the Board of Directors, prior and in preference to any payment of any dividend on the any series of the preferred stock, common stock or any other class of stock, at a rate of $0.1817 per share.  After payment or setting aside of payment for the payment of dividends for Series D, the holders of Series C and Series C-1 shall be entitled to receive noncumulative dividends when and if declared by the Board of Directors, prior and in preference to any payment of any dividend on the any series of the preferred stock, common stock, or any other class of stock, at a rate of $0.1379 per share.  After payment or setting aside of payment for the payment of dividends for Series C, the holders of Series B and Series B-1 shall be entitled to receive noncumulative dividends when and if declared by the Board of Directors, prior and in preference to any payment of any dividend on any series of the preferred stock, common stock or any other class of stock, at a rate of $0.1165 per share.  The holders of Series A and Series A-1 and Series A-2 and Series A-3 shall be entitled to receive noncumulative dividends when and if declared by the Board of Directors, prior and in preference to any payment of any dividend on the common stock, at a rate of $0.08 and $0.104 per share, respectively.

No dividends on common or preferred stock have been declared by the Board of Directors from inception through September 30, 2010.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

Liquidation- In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, the holders of Series F shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock, Series A and Series A-2, Series A-1 and Series A-3, Series B and Series B-1, Series C and Series C-1, Series D and Series D-1, Series E and Series E-1 or any other class of stock by reason of their ownership thereof, the amount of $1.2332 per share for each share of Series F then held by them equal to the sum of three times the liquidation preference specified for such share of Series F.  In addition, if, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series F are insufficient to permit the payment to such holders of the full preferential amounts for Series F, then the entire assets of the Company legally available shall be distributed ratably among the holders of Series F in proportion to the preferential amount each holder would have otherwise received.

After payment to the holders of Series F of full preferential amounts as set forth above, the holders of Series E and Series E-1 shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock, Series A and Series A-2, Series A-1 and Series A3, Series B and Series B-1, Series C and Series C-1, Series D and Series D-1 or any other class of stock by reason of their ownership thereof, the amount of $2.2716 per share for each share of Series E and Series E-1 then held by them, and an amount equal to all accrued and declared but unpaid dividends on Series E and Series E-1.  In addition, if, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series E and Series E-1 are insufficient to permit the payment to such holders of the full preferential amounts for Series E and Series E-1, then the entire assets of the Company legally available shall be distributed ratably among the holders of Series E and Series E-1 in proportion to the preferential amount each holder would have otherwise received.

After payment to the holders of Series E and Series E-1 of full preferential amounts as set forth above, the holders of Series D and Series D-1 shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock, Series A and Series A-2, Series A-1 and Series A-3, Series B and Series B-1, Series C and Series C-1 or any other class of stock by reason of their ownership thereof, the amount of $2.2716 per share for each share of Series D and Series D-1 then held by them, and an amount equal to all accrued and declared but unpaid dividends on Series D and Series D-1.  In addition, if, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series D and Series D-1 are insufficient to permit the payment to such holders of the full preferential amounts for Series D and Series D-1, then the entire assets of the Company legally available shall be distributed ratably among the holders of Series D and Series D-1 in proportion to the preferential amount each holder would have otherwise received.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

After payment to the holders of Series D and Series D-1 of full preferential amounts as set forth above, the holders of Series C and Series C-1 shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock, Series A and Series A-2, Series A-1 and Series A-3, Series B and Series B-1, or any other class of stock by reason of their ownership thereof, the amount of $1.7243 per share for each share of Series C and Series C-1 then held by them, and an amount equal to all accrued and declared but unpaid dividends on Series C and Series C-1.  In addition, if, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series C and Series C-1 are insufficient to permit the payment to such holders of the full preferential amounts for Series C and Series C-1, then the entire assets of the Company legally available shall be distributed ratably among the holders of Series C and Series C-1 in proportion to the preferential amount each holder would have otherwise received.

After payment to the holders of Series C and Series C-1 of full preferential amounts as set forth above, the holders of Series B and Series B-1 shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, Series A and Series A-2 and of Series A-1 and Series A-3 or any other class of stock by reason of their ownership thereof, the amount of $1.4559 per share for each share of Series B and Series B-1 then held by them, and an amount equal to all accrued and declared but unpaid dividends on Series B and Series B-1.  In addition, if, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series B and Series B-1 are insufficient to permit the payment to such holders of the full preferential amounts for Series B and Series B-1, then the entire assets of the Company legally available shall be distributed ratably among the holders of Series B and Series B-1 in proportion to the preferential amount each holder would have otherwise received.

After payment to the holders of Series B and Series B-1 of full preferential amounts as set forth above, the holders of Series A and Series A-2 and of Series A1 and Series A-3 shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock or any other class of stock by reason of their ownership thereof, the amount of $1.00 and $1.30 per share for each share of Series A and Series A-2 and of Series A1 and Series A-3, then held by them, and an amount equal to all accrued and declared but unpaid dividends on Series A and Series A-2 and on Series A1 and Series A-3.  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A and Series A-2 and of Series A1 and Series A-3 are insufficient to permit the payment to such holders of the full preferential amounts for Series A and Series A-2 and for Series A1 and Series A-3, then the entire assets of the Company legally available for distribution shall be distributed, after payment to the holders of Series B and Series B-1 of the amounts as described earlier, ratably among the holders of Series A and Series A-2 and of Series A1 and Series A-3 in proportion to the preferential amount each holder would have otherwise received.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

Conversion - The holders of Series A, Series A-1, Series A-2, Series A-3, Series B and Series B-1, Series C and Series C-1, Series D and Series D1, Series E and Series E-1 and Series F shall have conversion rights as follows: each share of preferred stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into such number of fully paid and nonassessable shares of common stock as is determined by dividing the original issue price of the preferred stock, plus accrued and unpaid dividends due on the preferred stock, by the applicable conversion price of the preferred stock as defined in the preferred stock agreement, in effect at the time of the conversion.  The initial conversion price of Series A and Series A-2 is $1.00, and Series A-1 and Series A-3, Series B and Series B-1, Series C and Series C-1, Series D and Series D-1, Series E and Series E-1 and Series F are $1.2332 per share.  The conversion price is subject to adjustment for changes in capital stock including dilutive issuances.

Each share of preferred stock shall automatically be converted into shares of common stock at the then effective preferred stock conversion price at the time in effect for such shares immediately upon:  (i) the filing of an initial public offering, which results in gross offering proceeds to the Company of at least $25,000,000, the public offering price of which was not less than $7.28 or (ii) the approval of the holders of at least 66 2/3% of the preferred stock then outstanding; however, a separate consent of at least 75% of the aggregate shares of Series C then outstanding shall be required for any conversion of Series C.

Exchange of certain then existing preferred stock - Pursuant to the Company’s Series F Preferred Stock Purchase Agreement dated May 14, 2010, each holder of the Company’s then preferred stock that purchased, prior to 5:00 p.m. on June 3, 2010, its full pro rata portion of Series F offered in the financing was entitled to exchange the number of shares of Series A, Series A-1, Series B, Series C, Series D and Series E (collectively, Existing Preferred Stock) owned by such holder for shares of newly created preferred stock (collectively, New Preferred Stock) at the following ratios:  (i) each share of such Series A was exchangeable for one share of fully paid, nonassessable share of Series A-2, (ii) each share of such Series A-1 was exchangeable for one share of fully paid, nonassessable share of Series A-3, (iii) each such share of Series B was exchangeable for one share of fully paid, nonassessable share of Series B-1, (iv) each such share of Series C was exchangeable for one share of fully paid, nonassessable share of Series C-1, (v) each such share of Series D was exchangeable for one share of fully paid, nonassessable share Series D-1 and (vi) each such share of Series E was exchangeable for one share of fully paid, nonassessable share of Series E-1.  As of the final closing of the financing, an aggregate of 8,200,001 shares of Series A, 5,914,656 shares of Series A-1, 6,100,263 shares of Series B, 9,700,936 shares of Series C, 9,848,105 shares of Series D and 2,620,842 shares of Series E were exchanged for respective shares of New Preferred Stock.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

Automatic conversion of certain then existing preferred stock - Pursuant to the Company’s Amended and Restated Certificate of Incorporation filed on May 14, 2010 in connection with the financing, each share of Existing Preferred Stock remaining outstanding as of 5 p.m. on June 3, 2010 was automatically converted into one fully paid, nonassessable share of the Company’s common stock.  Pursuant to the foregoing, an aggregate of zero shares of Series A, 1,777,768 shares of Series A-1, 4,202,642 shares of Series B, 1,853,624 shares of Series C, 1,157,344 shares of Series D and 349,350 shares of Series E were converted into corresponding shares of common stock.

Conversion of Series A-2 and Series A-3 - During September 2010, the investors voted to convert 8,050,001 shares of Series A-2 and 5,438,798 of Series A-3 into nonassessable shares of the Company’s common stock.

Voting rights - The holders of each share of preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such share is convertible.

Preferred stock warrants - From time to time the Company has issued warrants to purchase its preferred stock.  The Company has the following preferred stock warrants outstanding as of September 30, 2010.

•
Warrants to purchase 103,029 shares of Series C, issued with respect to a line of credit in January 2006 and expired in 2007, exercisable at $1.456 per share, with a contractual term of ten years.  Upon the consummation of the merger, the warrant shall be extinguished and be no of further force and effect and no payment shall be due.

•
Warrants to purchase 115,988 shares of Series C, issued with respect to the line of credit in May 2007, exercisable at $1.72 per share, with a contractual term of seven years.  Upon the consummation of the merger, the warrant shall be extinguished and be no of further force and effect and no payment shall be due.

•
Warrants to purchase 308,153 shares of preferred stock, issued with debt in September 2009, exercisable at $0.56 per share, with a contractual term of ten years.  Upon the consummation of the merger, the warrant shall be extinguished and be no of further force and effect and no payment shall be due.

•
Warrants to purchase shares of preferred stock, issued in connection with the Series E financing in September 2009, exercisable at $0.56 per share, with a contractual term of ten years.  These warrants were accounted for as a deemed dividend in the current period.  Upon conversion of the existing preferred stock, certain warrants were converted to common stock warrants.  Upon the consummation of the merger, the warrant shall be extinguished and be no of further force and effect and no payment shall be due.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

•
Warrants to purchase 128,704 shares of common stock issued with Series F financing exercisable at $2.2716 per share, with a contractual term of ten years.  Upon the consummation of the merger, the warrant shall be extinguished and be no of further force and effect and no payment shall be due.

NOTE 5 - COMMON STOCK

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 160,000,000 shares of common stock.  Each share of common stock is entitled to one vote.  The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the priority rights of holders of all classes of preferred stock outstanding.

During the year ended December 31, 2009, the Company issued 16,000 shares of common stock to consultants for services performed.  The estimated fair value was not significant.

NOTE 6 - STOCK-BASED COMPENSATION

Stock-based compensation expense for all share-based payment awards granted after January 1, 2006, and for previous awards modified, repurchased or cancelled after January 1, 2006, is based on the grant-date calculated value.  The Company recognizes these compensation costs, net of estimated forfeiture rate on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years.  The Company estimated the forfeiture rate for the year based on its historical experience for annual grant years where the majority of the vesting terms have been satisfied.

Stock option plan - In August 2003, the Company adopted the 2003 Stock Option Plan (the Plan).  The Plan provides for the granting of stock options to employees, directors and consultants of the Company.  Options granted under the Plan may be either incentive stock options (ISOs) or nonqualified stock options (NSOs).  ISOs may be granted only to Company employees.  NSOs may be granted to Company employees and consultants.  The Company reserved 13,785,983shares of common stock for issuance under the Plan.  In addition, founder shares are granted under terms similar to options granted under the Plan.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

Options under the Plan may be granted for periods of up to ten years and priced accordingly:
(i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively and (ii) the exercise price of an ISO and NSO granted to a greater than 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant.  Options generally vest over four years; 25% at the end of one year and 1/48 per month thereafter.  The Plan allows, but does not require, for each option to be immediately exercisable subject to the Company’s repurchase rights until vested.  All options granted to date have included this provision.

During the nine-month period ended September 30, 2010, the Company recorded employee and nonemployee stock-based compensation expense of approximately $134,000 and $1,000, respectively.

Stock option activity for the nine-month period ended September 30, 2010, is as follows:

		Weighted	Weighted average
		average	remaining
		exercise price	contratual life
Options	Shares	per share	(in years)
Outstanding at December 31, 2009	9,855,882	$0.18	5
Options granted	741,119	0.15
Options exercised	(4,000)	0.15
Options cancelled	(1,967,772)	0.14

Outstanding at September 30, 2010	8,625,229	$0.19

Vested and expected to vest at
September 30, 2010 (1)	8,481,558	$0.19	5

Exercisable at September 30, 2010	5,612,530	$0.19	5

(1)	The expected to vest options are the result of applying the pre-vesting forfeiture rate assumptions to total outstanding options.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

The total pretax intrinsic value of options exercised during the period ended September 30, 2010 and year ended December 31, 2009, was zero and approximately $2,300, respectively.  The intrinsic value is the difference between estimated fair value of the Company’s common stock at the date of exercise and the exercise price for in-the-money options.  The weighted average grant date calculated fair value of options granted during the nine-months period ended September 30, 2010 and the year ended December 31, 2009 was $0.08 and $0.08, respectively.
As of September 30, 2010, there is approximately $190,000 of unamortized stock-based compensation cost related to unvested stock options, which is expected to be recognized over a weighted average period of 2.5 years.

The computed value of option grants for the period were estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Stock options
	September 30,	December 31,
	2010	2009

Expected dividend yield (1)	0%	0%
Risk-free interest rate (2)	2.14% - 2.78%	0.49% - 2.59%
Expected volatility (3)	58%	58%
Expected life (years) (4)	6.08	6.08

(1)	The Company has no history or expectation of paying cash dividends on its common stock.
(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(3)	The Company identified similar entities that are publicly traded to determine the volatility summarized above while applying an additional risk factor based on their limited period of operations.
(4)	The expected life represents the period of time that options granted are expected to be outstanding.

Stock-based compensation to nonemployees - Stock-based compensation expense related to stock options granted to nonemployees is recognized as earned.  At each reporting date, the Company revalues the stock-based compensation using the Black-Scholes option pricing model.  As a result, stock-based compensation expense will fluctuate as the estimated fair market value of the Company’s common stock fluctuates.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

NOTE 7 - INCOME TAXES

The components of the net deferred tax assets are approximately as follows as of (in thousands):

	September 30,	December 31,
	2010	2009
Net operating loss carryforwards	$22,995	$20,088
Tax credit carryforwards	7,466	6,349
Accruals and reserves	1,564	409
Depreciation and amortization	19,452	11,026

Total deferred taxes	51,477	37,872

Less: valuation allowance	(51,477)	(37,872)

Total net deferred tax assets	$-	$-

Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain.  Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.  The net valuation allowance increased by approximately $13,605,000 from 2009 to 2010.  As of September 30, 2010, the Company had NOL carryforwards for federal and state tax purposes of approximately $57,974,000 and $56,288,000, respectively.  The NOL carryforwards will expire at various dates beginning in the years 2023, unless previously utilized. The Company also has federal and state research and development tax credit carryforwards of approximately $3,964,000 and $3,502,000, respectively.  The federal tax credits will expire at various dates beginning in the year 2023, unless previously utilized.  The state tax credits do not expire and will carry forward indefinitely until utilized.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

Utilization of the NOL and tax credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by the Internal Revenue Code (the Code), as well as similar state provisions.  In general, an “ownership change” as defined by the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups.  Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition.  The annual limitation may result in the expiration of NOL and tax credit carryforwards before utilization.

The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation due to the complexity and cost associated with such a study, and the fact that there may be additional such ownership changes in the future.  If the Company has experienced an ownership change at any time since its formation, utilization of the NOL or tax credit carryforwards to offset future taxable income and taxes, respectively, would be subject to an annual limitation under the Code, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required.  Any limitation may result in expiration of all or a portion of the NOL or tax credit carryforwards before utilization.  The Company maintains a full valuation allowance for other deferred tax assets due to its historical losses and uncertainties surrounding its ability to generate future taxable income to realize these assets.

TERANETICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

NOTE 8 - COMMITMENTS

Operating leases - The Company leases its office facilities under noncancelable operating leases. Rent expense related to the Company’s operating leases for the nine-month period ended September 30, 2010 and December 31, 2009, were approximately $343,000 and $576,000, respectively.

Future minimum payments under noncancelable leases are approximately as follows for the 12 month periods ending September 30, 2010 (in thousands):

2011	$546
2012	421
2013	14

$981

Employee retention plan - The Company entered into an agreement in May 2010 to provide employees with an incentive and financial security to continue their service until a change of control as the Company had been working to find a buyer. The plan provides for 10% of the value of any consideration being paid by an acquirer in the event of a change in control to employees and management, prior to any payments to stockholders.  The Company has accrued approximately $5,345,000 under the retention plan (Note 2) as a result of the merger with PLX (Note 9).

NOTE 9 - SUBSEQUENT EVENTS

Change in control - On September 23, 2010, the Company signed a definitive merger agreement in which all of the outstanding shares of capital stock of the Company will be acquired by PLX.  The merger was completed on October 1, 2010.

Under the terms of the agreement, PLX will acquire all of the outstanding shares of the Company’s stock in exchange for:  (i) 7,399,980 shares of PLX valued at approximately $27,454,000 based on the closing price on October 01, 2010, (ii) cash of approximately $1,000,000 and (iii) two promissory notes aggregating approximately $6,900,000.  The first note, totaling $5,400,000, is due one year from closing, and the second note, totaling $11,517,000 is due three years from closing.  PLX assumed or repaid approximately $15,879,000 of the Company’s obligations, including indebtedness, transaction expenses incurred by the Company and cash bonuses payable to Company employees upon closing.